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                                                                  Exhibit 3.7

                              CERTIFICATE OF MERGER

                                     MERGING

                               SENTEX MERGER CORP.

                                      INTO

                           MONITEK TECHNOLOGIES, INC.

                         Pursuant to Section 251 of the

                        Delaware General Corporation Law


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:    That the name and state of incorporation of each of the

    constituent corporations in the merger is as follows:

                                                 STATE OF
    NAME                                       INCORPORATION
    ----                                       ------------

Sentex Merger Corp.                              Delaware

Monitek Technologies, Inc.                       Delaware


          SECOND:   That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the general corporation law of the state of Delaware.



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          THIRD:    That Monitek Technologies, Inc. shall be the surviving

    corporation.

          FOURTH:   That the certificate of incorporation, as amended in its

    entirety, of the surviving corporation, Monitek Technologies, Inc., with such amendments as are effected by the merger, is attached to this

    Certificate of Merger as Exhibit A, and, as so amended in its entirety,

    shall constitute the Certificate of Incorporation, as amended in its entirety, of the surviving corporation.

          FIFTH:    That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1495

    Zephyr Avenue, Hayward, California 94544.

          SIXTH:    That a copy of the Agreement and Plan of Merger will be

    furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:  That the merger shall be effective at 11:59 p.m. on November

    30, 1996.

                                      MONITEK TECHOLOGIES, INC.



                                      By: /s/ MORTON COHEN
                                          -------------------------------
                                      Morton Cohen, Chairman of the Board


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                                    EXHIBIT A


                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                           MONITEK TECHNOLOGIES, INC.
                           --------------------------


          FIRST:    The name of the Corporation is Monitek Technologies, Inc.

          SECOND:   The address of the Corporation's registered office in the

State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City

of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful

act or activity for which corporations may be organized under the General

Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of stock that the Corporation

shall have authority to issue is One Hundred Shares (100), all of which shall be

Common Stock, $.01 par value.

          FIFTH:    The name and mailing address of the Incorporator of the

Corporation is:

                    David Selengut
                    c/o Bachner, Tally, Polevoy,
                    Misher & Brinberg
                    380 Madison Avenue
                    New York, New York 10017


          SIXTH:    The Board of Directors is authorized to make, alter or

repeal the Bylaws of the Corporation.

          SEVENTH:  Any one or more directors may be removed with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at an election of directors.

          EIGHTH:   Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

          NINTH:    The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of


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Incorporation in the manner now or hereafter prescribed by statute, and all rights of the stockholders herein are subject to this reservation.

          TENTH:    To the fullest extent permitted by the General Corporation

Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.